Exhibit 8.1
List of Principal Subsidiaries and Affiliated Variable Interest Entities
of Linktone Ltd. as of December 31, 2009

Name of Subsidiary	Jurisdiction of Incorporation
Brilliant Concept Investments Ltd.	British Virgin Islands
Shanghai Linktone Consulting Co., Ltd.	People’s Republic of China
Shanghai Huitong Information Co., Ltd.	People’s Republic of China
Shanghai Linktone Internet Technology Co., Ltd.	People’s Republic of China
Linktone Software Co., Ltd.	People’s Republic of China
Ojava Overseas Ltd.	British Virgin Islands
Wang You Digital Technology Co., Ltd. (1)	People’s Republic of China
Beijing Ruida Internet Technology Co., Ltd. (2)	People’s Republic of China
Noveltech Enterprises Limited	Hong Kong
Linktone Media Limited	Hong Kong
Shanghai Xintong Information Technology Co., Ltd.	People’s Republic of China
Linktone International Limited	United Arab Emirates

Name of Affiliated Variable Interest Entity	Jurisdiction of Incorporation
Shanghai Weilan Computer Co., Ltd.	People’s Republic of China
Shanghai Unilink Computer Co., Ltd.	People’s Republic of China
Shenzhen Yuan Hang Technology Co., Ltd.	People’s Republic of China
Beijing Cosmos Digital Technology Co., Ltd.	People’s Republic of China
Hainan Zhong Tong Computer Network Co., Ltd.	People’s Republic of China
Beijing Lian Fei Wireless Communications Technology Co., Ltd.	People’s Republic of China
Shanghai Qimingxing E-commerce Co., Ltd.	People’s Republic of China
Beijing Ojava Wireless Information Technology Co., Ltd.	People’s Republic of China
Shanghai Ling Yu Cultural and Communication Ltd.	People’s Republic of China
Zhong Qing Wei Lian Cultural Communication Co., Ltd.	People’s Republic of China
Beijing Lian Yu Interactive Technology Development Co., Ltd.	People’s Republic of China
Shanghai Lang Yi Advertising Co., Ltd.	People’s Republic of China
Beijing Xian Feng Li Liang Media Co., Ltd.	People’s Republic of China
PT Cakrawala Alam Semesta	Republic of Indonesia

(1)	Indirectly, through our ownership in Brilliant Concept Investments Ltd.

(2)	Indirectly, through our ownership in Ojava Overseas Ltd.